EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-08003) and the Registration Statement on Form S-3 (File No. 333-26929) of The Vincam Group, Inc. of our report dated September 10, 1997, which appears on page F-1 of The Vincam Group, Inc.'s Amendment No. 2 to the Current Report on Form 8-K dated June 30, 1997, (Commission File No. 0-28148), relating to the financial statements of Amstaff, Inc. for each of the three years in the period ended December 31, 1996.


/s/ PLANTE & MORAN, LLP


Bloomfield Hills, Michigan
September 11, 1997